SCHEDULE 14C INFORMATION
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐          Preliminary Information Statement
☒         Definitive Information Statement
☐          Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

CLICKER INC.
(Name of Registrant As Specified In Charter)

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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

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☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CLICKER INC.
1111 KANE CONCOURSE, SUITE 304
BAY HARBOR ISLANDS, FLORIDA  33154

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Bay Harbor Islands, Florida
January 26, 2012

This information statement (“Information Statement”) has been mailed on or about January 27, 2012 to the stockholders of record on January 10, 2012 (the “Record Date”) of Clicker Inc., a Nevada corporation (the "Company") in connection with certain actions taken by written consent by a majority of the stockholders of the Company, dated as of January 10, 2012.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) the proposals shall not be taken until at least February 16, 2012, 20 days after the mailing of this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Lloyd Lapidus
Lloyd Lapidus
Chairman of the Board

CLICKER INC.
1111 KANE CONCOURSE, SUITE 304
BAY HARBOR ISLANDS, FLORIDA  33154

INFORMATION STATEMENT

GENERAL INFORMATION

Clicker Inc. (the “Company”) is a Nevada corporation with its principal executive offices located at 1111 Kane Concourse, Suite 304, Bay Harbor Islands, Florida  33154.  The Company’s telephone number is (786) 309-5190. This Information Statement is being sent to the Company’s stockholders (the “Stockholders”) by the board of directors (the “Board of Directors”) to notify them about certain actions that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the Stockholders. The action was taken on January 10, 2012, and will be effective on a date that is at least 20 days after the mailing of this Information Statement.

On January 9, 2012, the Board of Directors of the Company approved the below-mentioned actions and authorized submission of the matters for the approval of the Stockholders. The Stockholders approved the action by written consent in lieu of a meeting on January 10, 2012, in accordance with the Nevada Business Corporation Law (“NBCL”). Accordingly, neither your vote nor your consent is required and neither is being solicited in connection with the approval of the action.

January 10, 2012 is the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14 of the Exchange Act to the Stockholders of the Company to notify such Stockholders of the following:

On January 10, 2012, a majority of the voting capital stock of the Company took action in lieu of a special meeting of Stockholders authorizing the Company to amend its Articles of Incorporation, as amended, to (1) effect a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $.001 per share (the "Common Stock") at the ratio of 300-for-1 (the “Reverse Stock Split”), and (2) increase the number of authorized shares of Common Stock of the Company from 300,000,000 shares to 500,000,000 shares (the “Authorized Capital Change” and collectively with the Reverse Stock Split, the “Corporate Actions”).

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the Stockholders.  This Information Statement will serve as written notice to Stockholders pursuant to the NBCL.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify the Company’s Stockholders as of the close of business on the Record Date of a corporate action taken by a majority of the Company’s Stockholders.

Stockholders holding a majority of the Company’s outstanding voting capital stock have voted in favor of the Corporate Actions as outlined in this Information Statement, which action will be effective on a date that is at least 20 days after the mailing of this Information Statement.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of the Company’s voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the Stockholders. Stockholders as of the close of business on the Record Date that held the authority to cast votes in excess of fifty percent (50%) of the Company’s outstanding voting power have voted in favor of the Corporate Actions. Under the NBCL, stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Stockholders.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Corporate Actions consists of the vote of the holders of a majority of the Company’s voting securities as of the Record Date. As of the Record Date, the Company’s voting securities consisted of 139,594,139 shares of Common Stock and 100 shares of Series B preferred stock, par value $0.001 per share (the “Series B Preferred Stock”). Each share of Series B Preferred Stock is entitled to cast such number of votes equal to 0.45% of the total number of votes entitled to be cast on matters submitted to the Stockholders.

WHAT CORPORATE MATTERS DID THE STOCKHOLDERS VOTE FOR, AND HOW DID THEY VOTE?

Stockholders holding a majority of our outstanding voting securities have voted in favor of the following proposals:

1.
To approve the amendment to our Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock at the ratio of 300-for-1 (Proposal 1); and

2.	To approve the amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 300,000,000 shares to 500,000,000 shares (Proposal 2);

WHAT VOTE IS REQUIRED TO APPROVE THE REVERSE STOCK SPLIT AND THE AUTHORIZED CAPITAL CHANGE?

No further vote is required for approval of the Reverse Stock Split and the Authorized Capital Change.

WHO IS PAYING THE COST OF THIS INFORMATION STATEMENT?

We will pay for preparing, printing and mailing of this information statement. Our costs are estimated at approximately $10,000.

OUTSTANDING VOTING SECURITIES

As of the Record Date, the Company’s authorized capital consisted of 305,000,000 shares of capital stock, 300,000,000 of which are authorized as common stock, par value $0.001 per share (the “Common Stock”) and 5,000,000 of which are authorized as preferred stock, par value $0.001 per share (the “Preferred Stock”). As of the Record Date, 139,594,139 and 100 shares of Common Stock and Preferred Stock were issued and outstanding, respectively. Of the 100 shares of Preferred Stock outstanding, 100 are designated as Series B Preferred Stock.  All shares of Series B Preferred Stock are issued and outstanding.

Each share of outstanding Common Stock is entitled to one vote on matters submitted to the Stockholders.  Each share of Series B Preferred Stock is entitled to cast such number of votes equal to 0.45% of the total number of votes entitled to be cast on matters submitted to the Stockholders.

The following shareholders voted in favor of the Corporate Actions:

Name	Number of Votes

IIG Management LLC (1) (2)	50,950,591.4946
Flyback, LLC (1) (3)	36,171,379.3462
Thalia Woods Management, Inc.	26,768,577.0000
Greystone Capital Partners, Inc. (1) (4)	19,165,006.1708
Assurance Funding Solutions LLC (1) (5)	4,956,860.9524
Lotus Funding Group, LLC (1) (6)	2,969,548.0360
TOTAL	140,981,963

(1)
Represents shares of the Company’s Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to cast such number of votes equal to 0.45% of the total number of votes entitled to be cast on matters submitted to the Stockholders.  As of the Record Date, there were 139,594,139 shares of common stock issued and outstanding, with each share entitled to cast one vote.  Therefore, each share of Series B Preferred Stock was entitled to cast 1,142,133.86 votes.

(2)	Represents 44.61 shares of the Company’s Series B Preferred Stock.
(3)	Represents 31.67 shares of the Company’s Series B Preferred Stock.
(4)	Represents 16.78 shares of the Company’s Series B Preferred Stock.
(5)	Represents 4.34 shares of the Company’s Series B Preferred Stock.
(6)	Represents 2.60 shares of the Company’s Series B Preferred Stock.

Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on or about February 16, 2012.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to the laws of the State of Nevada.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 10, 2012 and as adjusted to reflect the sale of our common stock offered by this in, by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group.

Name And Address Of Beneficial Owner (1)	Number of Shares Owned (2)		Percentage of Class (3)
Lloyd Lapidus	5,000,000	(4)	3.46%
All Officers and Directors as a Group (1 person)	5,000,000	(4)	3.46%

Thalia Woods Management Inc.
560 Peoples Plaza, #325F
Austin, Texas 78711	26,768,577	(5)	19.18%

(1)	The address for our officer and director is 1111 Kane Concourse, Suite 304, Bay Harbor Islands, Florida 33154.
(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of January 10, 2012 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3)	Percentage based on 139,594,139 shares of common stock outstanding.
(4)	Represents shares of common stock which may be acquired through the exercise of stock options which were exercisable as of January 10, 2012 or become exercisable within 60 days of that date.
(5)	As reported pursuant to a shareholder list from the Company’s transfer agent on January 10, 2012.

PROPOSAL 1:

AMENDMENT TO THE ARTICLES OF INCORPORATION TO
EFFECT A 300-TO-1 REVERSE STOCK SPLIT

General

On January 9, 2012, the board of directors of the Company approved an amendment, subject to shareholder approval, to the Company’s Articles of Incorporation, as amended, to effect a reverse stock split at the ratio of 300 for 1 (the “Reverse Stock Split”). The Stockholders approved the Reverse Stock Split by written consent in lieu of a meeting on January 10, 2012.   The Company currently has authorized capital stock of 300,000,000 shares and 139,594,139 shares of Common Stock are outstanding as of the Record Date.  Pursuant to the reverse stock split, the 139,594,139  shares of Common Stock outstanding (the “Old Shares”) would be automatically converted into approximately 465,314 shares of Common Stock (the “New Shares”).

Purposes of the Proposed Reverse Stock Split

Increase Our Common Stock Price to a Level More Appealing for Investors.

We believe that the Reverse Stock Split could enhance the appeal of our Common Stock to the financial community, including institutional investors, and the general investing public.  We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third-party analysis of the company available to investors.  We believe that the reduction in the number of issued and outstanding shares of our Common Stock caused by the Reverse Stock Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Stock Split, may encourage interest and trading in our Common Stock and thus possibly promote greater liquidity for our Stockholders, thereby resulting in a broader market for our Common Stock than that which currently exists.

We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our Common Stock will occur.  Our Board of Directors cannot predict with certainty what effect the Reverse Stock Split will have on the market price of our Common Stock, particularly over the longer term.  Some investors may view a Reverse Stock Split negatively, which could result in a decrease in our market capitalization.  Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares.

Effect of Reverse Stock Split on Authorized Shares of Common Stock

How a Reverse Stock Split Will Affect Securityholders . The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our Stockholders owning a fractional share. No fractional shares shall be issued. In lieu of issuing fractional shares, the Company will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split an additional full share of its Common Stock. New Shares will remain fully paid and nonassessable. The principal effects of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 139,594,139 to approximately 465,314 and the Company's stated capital will be reduced by approximately $139,129 and its additional paid-in capital will be increased by approximately $139,129.

In addition, commencing with the effective date of the Reverse Stock Split, all outstanding convertible securities entitling the holders thereof to purchase shares of the Company’s Common Stock will entitle such holders to receive, upon exercise of their convertible securities, one-three-hundredths (1/300) of the number of shares of the Company’s Common Stock which such holders may purchase upon exercise of their convertible securities. In addition, commencing on the effective date of the Reverse Stock Split, the exercise price of all outstanding convertible securities will be increased by 300 and the number of shares of common stock issuable upon conversion or exercise of such outstanding options and warrants will be decreased by 300.

Effective Increase in Authorized Shares of Common Stock . The Reverse Stock Split, will not change the number of authorized shares of our Common Stock, which is 300,000,000, under our Articles of Incorporation, as amended.  Therefore, because the number of issued and outstanding shares of our Common Stock would decrease, the number of shares remaining available for issuance would increase.  As explained in more detail below, these additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as acquisitions of companies or assets, sales of stock or securities convertible into Common Stock and raising additional capital.  We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.  We have no plans, proposals or arrangements, written or otherwise, at this time, to issue any of the additional available authorized shares of Common Stock that would result from a Reverse Stock Split.

The increased reserve of shares available for issuance may be used to facilitate public or private financings.  If sufficient operating funds cannot be generated by operations, we may need to, among other things, issue and sell unregistered Common Stock, or securities convertible into Common Stock, in private transactions.  We have no plans or agreements in place for any financing at this time.  Such transactions might not be available on terms favorable to us, or at all.  We may sell Common Stock at prices less than the public trading price of the Common Stock at the time, and we may grant additional contractual rights to purchase not available to other holders of Common Stock, such as warrants to purchase additional shares of Common Stock or anti-dilution protections.

The increased reserve of shares available for issuance would also give us the flexibility of using Common Stock to raise capital and/or as consideration in acquiring other businesses.   Such acquisitions may be effected using shares of Common Stock or other securities convertible into Common Stock and/or by using capital that may need to be raised by selling such securities.

In addition, the increased reserve of shares available for issuance may be used for potential equity incentive plans for grants to our employees, consultants and directors, and those of our subsidiaries.  Our Board of Directors believes that it is critical to incentivize our officers and employees, and those of our subsidiaries, to increase our revenues and profitability, and as a result, our market value, through equity incentive awards. Such equity incentive plans may also be used to attract and retain employees or in connection with potential acquisitions as we grant options to the employees of the acquired companies.  Our board of directors believes that our ability to achieve our growth strategy may be impaired without additional shares of authorized Common Stock that could be used to provide such equity incentives.

  The additional authorized but unissued shares of Common Stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board of Directors, without further action or authorization by our Stockholders, except for some limited circumstances where stockholder approval is required by law or the listing standards of any stock exchange on which our Common Stock may be listed at such time.

The possible future issuance of shares of equity securities consisting of Common Stock or securities convertible into Common Stock could affect our current Stockholders in a number of ways, including the following:

●	diluting the voting power of the current holders of Common Stock;
●
diluting the market price of the Common Stock, to the extent that the shares of Common Stock are issued and sold at prices below current trading prices of the Common Stock, or if the issuance consists of equity securities convertible into Common Stock, to the extent that the securities provide for the conversion into Common Stock at prices that could be below current trading prices of the Common Stock;

●	diluting the earnings per share and book value per share of the outstanding shares of Common Stock; and
●	making the payment of dividends on Common Stock potentially more expensive.

Fractional Shares.   The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholders percentage ownership interests in our company, except to the extent that the result of the Reverse Stock Split results in any of our Stockholders owning a fractional share.  If this occurs, the fractional shares will be rounded up to the next whole share, including fractional shares that are less than one share.  In addition, the Reverse Stock Split will not affect any Stockholders percentage ownership or proportionate voting power.  The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.

Effect on Voting Rights of, and Dividends on, Common Stock. Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split.  The percentage of outstanding shares owned by each Stockholder prior to the split will remain the same, except for adjustment as a consequence of rounding up any fractional shares created by the Reverse Stock Split to the next whole share, which is discussed in more detail under  "Fractional Shares," above.  For example, generally, a holder of two percent of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold two percent of the voting power of the outstanding shares of Common Stock after a Reverse Stock Split.

We have not in the past declared, nor do we have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends.  Therefore, we do not believe that a Reverse Stock Split would have any effect with respect to future distributions, if any, to our Stockholders.

Effect on Registered and Beneficial Stockholders.   Upon the consummation of the Reverse Stock Split, we intend to treat Stockholders holding stock in "street name," through a bank, broker or other nominee, in the same manner as registered Stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders, holding the stock in "street name."  However, such banks, brokers or other nominees may have different procedures than registered Stockholders for processing the Reverse Stock Split.  If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered "Book-entry" Stockholder. Our registered Stockholders may hold some or all of their shares electronically in book-entry form.  These Stockholders will not have stock certificates evidencing their ownership of the stock. These Stockholders are, however, provided with a statement reflecting the number of shares registered in their accounts.  If you hold shares in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares.  A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Effect on Registered Certificated Shares. Some of our registered Stockholders hold all their shares in certificate form or a combination of certificate and book-entry form.  If any of your shares are held in certificate form, you do not need to take any action to exchange your stock certificate. Stockholders may continue to make sales or transfers using their old stock certificates.  On request, we will issue new certificates to anyone who holds old stock certificates in exchange therefor.  Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

Effect on Liquidity .  The decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Stock Split may decrease the liquidity in our Common Stock if the anticipated beneficial effects on the trading market for our Common Stock do not occur.  See "Purposes of the Proposed Reverse Stock Split," above.

Potential Anti-Takeover Effect.   If the Reverse Stock Split is approved, the increased proportion of authorized but unissued shares of our Common Stock to issued and outstanding shares thereof could, under certain circumstances, have an anti-takeover effect.  For example, such a change could permit future issuances of our Common Stock that would dilute the stock ownership of a person seeking to effect a change in composition of our board of directors or contemplating a tender offer or other transaction for the combination of our company with another entity.  The Reverse Stock Split, however, is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or to obtain control of us.

Effective Date of the Reverse Stock Split.   The Reverse Stock Split would become effective upon the filing and effectiveness (the "Effective Time") of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada, substantially in the form attached hereto as Appendix A . In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the Stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment, our Board of Directors, in its sole discretion, determines that it is no longer in our Company's best interests and the best interests of our stockholders to proceed with the Reverse Stock Split.

No Going Private Transaction

         Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Certain Federal Income Tax Consequences of a Reverse Stock Split

The following summary of certain material federal income tax consequences of the Reverse Stock Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only.  Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to Stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the United States federal income tax laws as of the date of this consent solicitation statement.  Such laws are subject to change retroactively as well as prospectively.  This summary also assumes that the shares of Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.  EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the Reverse Stock Split.  The aggregate tax basis of the shares received in the Reverse Stock Split will be the same as the stockholder's aggregate tax basis in the shares exchanged.  The stockholder's holding period for the shares received in the Reverse Stock Split will include the period during which the stockholder held the shares surrendered as a result of the Reverse Stock Split.  Our views regarding the tax consequences of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.  The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

We will not recognize any gain or loss as a result of the Reverse Stock Split.

Accounting Consequences and Effect on Registration of Common Stock Under the Securities Exchange Act of 1934

The par value of our Common Stock would remain unchanged at $0.001 per share after the Reverse Stock Split.  However, the Common Stock as designated on our balance sheet would be adjusted downward in respect of the shares of the new Common Stock to be issued in the Reverse Stock Split such that the Common Stock would become an amount equal to the aggregate par value of the shares of new Common Stock being issued in the Reverse Stock Split, and that the additional paid in capital as designated on our balance sheet would be increased by an amount equal to the amount by which the Common Stock was decreased.  Additionally, net income (loss) per share would increase proportionately as a result of the Reverse Stock Split since there will be a lower number of shares outstanding.

Our Common Stock is currently registered under the Exchange Act.  A Reverse Stock Split would not affect the registration of our Common Stock under the Exchange Act.  After the Reverse Stock Split, our Common Stock would continue to be reported on the Over-the-Counter Bulletin Board market under the symbol "CLKZ."

No Appraisal Rights

Neither Nevada law nor our articles of incorporation or bylaws provide our Stockholders with dissenters' or appraisal rights in connection with this proposal.

PROPOSAL 2:

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE OUR
AUTHORIZED SHARES OF COMMON STOCK

On January 9, 2012, the Board of Directors of the Company approved an amendment, subject to shareholder approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 300,000,000 to 500,000,000 (the “Authorized Capital Change”). The Stockholders approved the Authorized Capital Change by written consent in lieu of a meeting on January 10, 2012.   The Company currently has authorized Common Stock of 500,000,000 shares and approximately 139,594,139 are issued and outstanding as of January 10, 2012. The Board of Directors believes that the Authorized Capital Change would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This Authorized Capital Change and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of January 10, 2012, a total of 139,594,139 shares of the Company's currently authorized 300,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

 We will accomplish the Authorized Capital Change by filing of the Amendment to our Articles of Incorporation with the Nevada Secretary of State. The form of the Certificate of Amendment to our Articles of Incorporation is attached hereto as Appendix A.

              There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

ANNUAL AND QUARTERLY REPORTS

Our Annual Report on Form 10-K for the fiscal year ended August 31, 2011 and our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2011, as filed with the SEC, excluding exhibits, are being mailed to Stockholders with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q free of charge to any shareholder upon written request to the Company at 1111 Kane Concourse, Suite 304, Bay Harbor Islands, FL  33154, Attn: CEO. The Annual Report and Quarterly Report are incorporated in this Information Statement. You are encouraged to review the Annual Report and Quarterly Report together with subsequent information filed by the Company with the SEC and other publicly available information.

COST OF INFORMATION STATEMENT

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s voting securities.

STOCKHOLDER PROPOSALS

The Company’s Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the Company’s offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

  DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more Stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to Clicker Inc., 1111 Kane Concourse, Suite 304, Bay Harbor Islands, Florida  33154, Attn: Lloyd Lapidus, Chief Executive Officer, or call the Company at (786) 309-5190 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.    You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors

Lloyd Lapidus
Chief Executive Officer

Bay Harbor Islands, FL
January 26, 2012

Appendix A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
CLICKER INC.

The undersigned, being the Chief Executive Officer and Secretary of CLICKER INC., a corporation existing under the laws of the State of Nevada, do hereby certify under the seal of the said corporation as follows:

1.           The articles of incorporation of the Corporation are hereby amended by replacing Article IV, in its entirety, with the following:

“ARTICLE IV
CAPITALIZATION

The Corporation is authorized to issue two classes of stock.  One class of stock shall be Common Stock, par value $0.001.  The second class of stock shall be Preferred Stock, par value $0.001.  The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

Upon effectiveness of a one-for-300 reverse stock split of the Corporation’s Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from _________ prior to the reverse split to approximately ________ following the reverse stock split. No fractional shares shall be issued. In lieu of issuing fractional shares, the Corporation will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split an additional full share of its Common Stock.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	500,000,000
Preferred	$0.001	5,000,000
	Totals:	505,000,000”

2.           The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and a majority of the Corporation’s stockholders in accordance with the provisions of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Lloyd Lapidus, its Chief Executive Officer and Secretary, this __ day of ________, 2012.

CLICKER INC.

By:
Lloyd Lapidus, Chief Executive Officer